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                                  EXHIBIT 23(a)


         We consent to the incorporation by reference in this Registration Statement of Home City Financial Corporation on Form S-8 of our report dated February 24, 2003, on the consolidated balance sheet as of December 31, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended which report and financial statements are contained in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

/s/ BKD, LLP

Cincinnati, Ohio
August 25, 2003


















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